Exhibit 99.1

2008-8

            Contact:                 R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

CAMERON TO PRESENT AT UBS GLOBAL OIL AND GAS CONFERENCE

HOUSTON (May 14, 2008) – Cameron Vice President and CFO Charles M. Sledge will appear at the UBS Global Oil and Gas Conference on Wednesday, May 21, 2008.  His remarks will be available on a live webcast.
The audio of the presentation will be accessible through a link on Cameron’s website, located at www.c-a-m.com, and is scheduled to begin at 1:30 p.m. Eastern time (12:30 p.m. Central).  A replay will be available approximately three hours after the presentation and will be archived on Cameron’s website for one week.
Cameron (NYSE: CAM) is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries.
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Website: www.c-a-m.com